UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PEOPLES EDUCATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 8, 2009

Notice is hereby given that an Annual Meeting of Stockholders of Peoples Educational Holdings, Inc. (the “Company”) will be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Thursday, January 8, 2009 at 9:00 A.M. Eastern Standard Time. At the meeting, stockholders will act on the following matters:

•	Proposal 1: The election of eight directors to serve for a term of one year expiring at the next annual meeting of stockholders;

•	Proposal 2: The approval and ratification of the selection of independent registered public accountants;

•	Proposal 3: The approval of the Company’s 2009 Stock Plan as described in this proxy statement; and

•	The consideration of such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

John C. Bergstrom
Secretary

Saddle Brook, New Jersey
December 1, 2008

To ensure your representation at the Annual Meeting, please sign, date, and return the enclosed proxy card whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

PROXY STATEMENT
Annual Meeting of Stockholders
January 8, 2009

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Peoples Educational Holdings, Inc., a Delaware corporation (the “Company”), of proxies for an Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Thursday, January 8, 2009 at 9:00 A.M. Eastern Standard Time, or any adjournment or adjournments thereof.

This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about December 1, 2008. An annual report containing the Company’s consolidated balance sheets as of May 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended May 31, 2008 and 2007, is being mailed to stockholders with this Proxy Statement. Stockholders are urged to review the financial statements as they contain important information.

The total number of shares outstanding and entitled to vote at the Annual Meeting as of November 7, 2008 consists of 4,454,502 shares of common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only stockholders of record at the close of business on November 7, 2008 will be entitled to vote at the Annual Meeting.

Shares represented by proxies properly signed, dated, and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees, FOR the ratification of the selection of the independent registered public accountants, FOR approval of the Company’s 2009 Stock Plan, and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes and the eight nominees with the greatest number of votes will be elected. Any other item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders. Consequently, abstentions will have the same effect as a negative vote, except in the election of directors where abstentions or “withhold authority” will not have any effect. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Board of Directors of the Company is currently composed of eight members, all of whom are nominees for election at the Annual Meeting. It is the recommendation of the Board of Directors that the eight nominees named below be reelected as directors, to serve as directors until the next Annual Meeting of Stockholders and until their successors shall be duly elected as directors.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the eight nominees named below. The Company believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the proxies will be voted for any substitute nominee who may be designated by the Board of Directors.

Nominees for Election at the Annual Meeting

The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to the Company by the nominees.

Name and Age	Principal Occupation	Director Since

G. Thomas Ahern (50) (1)
CEO of Coughlan Companies and Capstone Publishers, a major publisher of children’s books through their imprints: Capstone Press, Compass Point Books, Picture Window, and Stone Arch Books, since July 2007. Mr. Ahern has more than 20 years of executive management, technology, and sales experience. Prior to joining Coughlan Companies, he served as CEO of SwiftKnowledge, a Web-based business intelligence software company. He also was Executive Vice President, Sales and Marketing for PLATO Learning (NASDAQ: TUTR), an educational software company based in Bloomington, MN, from 1990 to 2001. Mr. Ahern is a Communications graduate of Northwestern University (B.A. 1980).

2006
Brian T. Beckwith (52)
President and Chief Executive Officer of the Company since December 2001. Mr. Beckwith has over 25 years of publishing industry experience, including positions in market research, consumer marketing, operations, business development, and general management. Prior to joining the Company, he was a principal in Beckwith & Associates, a publishing advisory firm specializing in start-ups, acquisitions, and Internet business development. From 1998 to 2000, he was President and Chief Operating Officer of Grolier, Inc., a $450 million publisher and direct marketer of children’s books and other educational products. From 1991 to 1997, Mr. Beckwith served in various senior management positions with K-III (Primedia) including President and Chief Executive Officer of the Special Interest Magazine Group. Mr. Beckwith has also held management positions with News Corporation, CBS Magazines, and Ziff-Davis Publishing. He holds a B.A. summa cum laude from New England College and an M.B.A. from Fordham University’s Graduate School of Business.

2001

Name and Age	Principal Occupation	Director Since

John C. Bergstrom (48) (1) (2) (3)	Partner in RiverPoint Investments, Inc., a St. Paul, MN-based business and financial advisory firm since 1995. Mr. Bergstrom is also a director of Dolan Media Co. (NYSE:DM), Tecmark, Inc., Instrumental, Inc., JobDig, Inc., Credible Information, Inc., Great River Communications Corp., Creative Publishing Solutions, Inc.,. and IDLoyalty, LLC. Mr. Bergstrom is a graduate of Gustavus Adolphus College, B.A., and the University of Minnesota, M.B.A.	1998
Richard J. Casabonne (63) (3)	Founder and President of Casabonne Associates, Inc., an educational research, strategy, and development firm, since 1972. From October 2003 to May 2004, he served as Chief Executive Officer of TestU, an instructional assessment company based in New York City. From July 2001 to April 2002, Mr. Casabonne also served as the President of the Education and Training Group of Leapfrog Enterprises, Inc., where he also served as a director. Currently, Mr. Casabonne is President of AEP (The Association of Educational Publishers).	2002
Anton J. Christianson (56) (2) (3)	Chairman of Cherry Tree Companies, a firm involved in investment management, investment banking, and wealth management. Mr. Christianson is a General Partner of School Power LP, an investor in Peoples Educational Holdings and a Cherry Tree affiliate. He serves as a director of: AmeriPride Services, Inc., Dolan Media Co. (NYSE:DM), Fair Isaac Corporation (NYSE: FIC), and Titan Machinery, Inc (NASDAQ: TITN). Mr. Christianson is a graduate of St. John’s University, Collegeville, MN and earned an M.B.A. from Harvard Business School.	1998
James P. Dolan (59) (1) (2)
Since 1993, Chairman, President, and Chief Executive Officer and founder of Dolan Media Company, (NYSE:DM) Minneapolis, a specialized business information company that publishes daily and weekly business newspapers in 21 U.S. markets; operates a number of legal services businesses including Counsel Press, the nation’s largest appellate legal services provider, and American Processing Company, a leading provider of mortgage default processing services to the foreclosure bar. From 1989 to 1993, he was Executive Vice President of the Jordan Group, New York City, an investment bank specializing in media. He previously held executive positions with News Corporation Ltd. in New York, Sun-Times Company of Chicago, and Centel Corp., Chicago, and was an award-winning reporter and editor at newspapers in San Antonio, New York, Chicago, Sydney, and London. He serves as a director of several private companies and is a journalism graduate of the University of Oklahoma.

		1999

Name and Age	Principal Occupation	Director Since

Diane M. Miller (56)
Co-founder and Executive Vice President of the Company since 1989, and Chief Creative Officer since 2005. Her educational publishing experience encompasses general management, product development, strategic planning, market research, writing, curriculum development, editorial, marketing, production, and professional development. Prior to forming the Company, Ms. Miller was publisher of Globe Books, a remedial, supplementary education publisher owned by Simon and Schuster. Prior to joining Globe Books, she was Senior Editor of Reading for Harcourt Brace Jovanovich. Ms. Miller has classroom and research experience, as well, and is a graduate with honors of Centre College of Kentucky.

		1998
James J. Peoples (71)	Co-founder, Chairman and Senior Advisor to the Company. Mr. Peoples served as the Company’s President and CEO from 1989 until 2001 and remains Chairman of the Board. He has 44 years of experience in schoolbook publishing, including positions in sales, sales management, corporate staff assignments, and general management. Prior to forming the Company, Mr. Peoples was President of the Prentice Hall School Group for seven years and served three years as Group President of the $350 million Simon and Schuster Educational Group. Mr. Peoples is a graduate of Oregon State University.	1998

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Governance Committee.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

Independent Directors; Board Committees; Meetings

The Board of Directors of the Company has determined that Messrs. Ahern, Bergstrom, Casabonne, Christianson, and Dolan are “independent” directors, as that term is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee, the duties and activities of which are described in greater detail below. Each of the committees operates under a written charter adopted by the Board, which are posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

The Board of Directors met five times during fiscal 2008. Each director attended 75% or more of the meetings of the Board of Directors and any committee on which he served. The Company regularly schedules a meeting of the Board of Directors on the same day as the Annual Meeting of Stockholders and encourages members of the Board of Directors to attend the Annual Meeting. All eight members of the Board of Directors attended the fiscal 2007 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee, which met four times during fiscal 2008, is currently composed of Messrs. Ahern, Bergstrom (Chair), and Dolan. All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market. The Company’s Board of Directors has determined that Mr. Bergstrom is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The duties of the Audit Committee include (i) selecting the Company’s independent auditors; (ii) reviewing and evaluating significant matters relating to the audit and internal controls of the Company; (iii) reviewing the scope and results of the audits by, and the recommendations of, the Company’s independent auditors; and (iv) pre-approving all audit and permissible non-audit services provided by the Company’s independent auditors. The Audit Committee also reviews the audited consolidated financial statements of the Company and meets prior to public release of quarterly and annual financial information and prior to filing of the Company’s quarterly and annual reports containing financial statements with the Securities and Exchange Commission. A report of the Audit Committee is contained in this Proxy Statement.

Compensation Committee. The Compensation Committee, which met four times during fiscal 2008, is currently composed of Messrs. Bergstrom (Chair), Christianson, and Dolan. All members of the Compensation Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options, and benefits of officers and employees.

Governance Committee. The Governance Committee, which met three times during fiscal 2008, is currently composed of Messrs. Bergstrom, Casabonne, and Christianson (Chair). All members of the Governance Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company. The primary recurring duties and responsibilities of the Governance Committee include (i) reviewing and recommending to the Board corporate governance policies and procedures; (ii) reviewing the Company’s Code of Conduct and compliance therewith; (iii) identifying and recommending to the Board of Directors candidates for election as directors; and (iv) evaluating the Board of Directors.

The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders. The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole. The criteria applied by the Board in the selection of director candidates are the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

Communications with the Board of Directors

If you would like to contact the Board or any director or committee of the Board, you can send an e-mail to mdemarco@peoplesed.com, or write to the Company, c/o Secretary, 299 Market Street, Saddle Brook, New Jersey 07663. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable director or committee on a periodic basis.

Compensation of Non-Management Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. For fiscal 2008, each non-management member of the Board of Directors received on a quarterly basis $3,000 for services as a director plus $500 for each committee on which they served, plus an additional $500 for each committee of which they were the chair. Mr. Bergstrom received an additional $3,500 per quarter for his services on the audit and compensation committee. Non-employee directors were also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, each non-employee director receives nonqualified options to purchase our common stock at an option price equal to the fair market value of our common stock on the date the option is granted. The options become exercisable in annual increments of 25% each over a four-year period during the term of the options, which is five years. During fiscal year 2008, non-management directors were granted two stock options under the terms described above. On October 9, 2007, all non-management directors received options to purchase 2,000 shares each at $4.05 per share and on April 10, 2008 they received options to purchase 4,000 shares each at a price of $3.05 per share.

Non-Management Director Compensation for Fiscal Year Ended May 31, 2008

	Fees Earned	Option Awards (a)		Other Compensation		Total

G. Thomas Ahern	$14,000	$4,143	(b)	$–		$18,143

John C. Bergstrom	$36,000	$2,332	(b)	$–		$38,332

Richard J. Casabonne	$14,000	$2,332	(b)	$38,400	(c)	$54,732

Anton J. Christianson	$18,000	$2,332	(b)	$–		$20,332

James P. Dolan	$16,000	$2,332	(b)	$–		$18,332

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008 in accordance with SFAS No. 123R, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 9 to the Consolidated Financial Statements for the fiscal year ended May 31, 2008.

(b)
The aggregate number of shares subject to stock options outstanding for each non-management director at the end of fiscal 2008 was as follows: Mr. Ahern – 18,000 shares; Mr. Bergstrom – 27,834 shares; Mr. Casabonne – 38,834 shares; Mr. Christianson – 27,834 shares; and Mr. Dolan – 60,334 shares.

(c)	Mr. Casabonne received an additional $9,600 per quarter for his services related to marketing and product development.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows, for fiscal 2008 and 2007, the compensation earned by or awarded to Brian T. Beckwith, the Company’s Chief Executive Officer and President, Michael DeMarco, the Company’s Executive Vice President and Chief Financial Officer, and the two other most highly compensated executive officers of the Company whose compensation is at least $100,000 (collectively with Mr. Beckwith and Mr. DeMarco, the “Named Executives”).

Summary Compensation Table
for Fiscal Years Ended May 31, 2008 and 2007

Name and Principal Position	Year	Salary		Non-Equity Incentive Plan Compensation		(a) Bonus		(b) Option Awards		(c) All Other Compensation		Total

Brian T. Beckwith President and Chief Executive Officer	2008 2007	$ $	300,000 300,000	$ $	– –	$ $	– –	$ $	12,131 26,821	$ $	2,160 2,160	$ $	314,291 328,981

Michael DeMarco Executive Vice President and Chief Financial Officer	2008 2007	$ $	200,000 181,725	$ $	– –	$ $	– 10,000	$ $	2,825 3,483	$ $	850 692	$ $	203,675 195,900

Diane Miller Executive Vice President and Chief Creative Officer	2008 2007	$ $	162,098 162,098	$ $	– –	$ $	– –	$ $	2,825 3,483	$ $	9,195 9,195	$ $	174,118 174,776

James J. Peoples Chairman, Senior Advisor	2008 2007	$ $	100,000 100,000	$ $	– –	$ $	– –	$ $	559 –	$ $	3,600 3,840	$ $	104,159 103,840

(a)	The Company paid Mr. DeMarco a $10,000 bonus in connection with his promotion to Executive Vice President in January 2007.

(b)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008 and 2007 in accordance with SFAS No. 123R, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 9 to the Consolidated Financial Statements for the fiscal year ended May 31, 2008.

(c)
Each of the Named Executives receives a car allowance and the non-business portion of this allowance is included as taxable income to the Named Executive. For 2008, the taxable amounts were as follows: Mr. Beckwith – $2,160; Mr. DeMarco – $850; Mr. Peoples – $3,600; and Ms. Miller – $7,200. In addition, the Company provided supplemental life insurance to Ms. Miller. The 2008 policy premium of $1,995 was taxable income to Ms. Miller.

Outstanding Equity Awards at May 31, 2008

The following table provides a summary of equity awards outstanding for each of the Named Executives as of the end of fiscal 2008:

		Option Awards
		Number of Securities
		Underlying		Option
		Unexercised Options		Exercise	Option
		(#)	(#)	Price	Expiration
Named Executive		Exercisable	Unexercisable	($)	Date

Brian T. Beckwith	(1)	5,000	15,000	$3.05	04/10/2013
President and		125,000	-	$3.00	01/01/2012
Chief Executive Officer	(2)	11,109	36,891	$4.50	07/30/2012
	(3)	7,500	2,500	$5.20	10/03/2010
		125,000	-	$3.00	12/18/2011

Michael DeMarco	(4)	2,500	7,500	$3.05	04/10/2013
Executive Vice President and		15,000	-	$3.60	06/23/2013
Chief Financial Officer		30,000	-	$3.00	05/17/2012
		10,000	-	$3.50	10/29/2010
	(5)	3,750	1,250	$5.20	10/03/2010
		2,000	-	$3.00	12/21/2009
		10,000	-	$3.00	05/31/2009

Diane Miller	(4)	2,500	7,500	$3.05	04/10/2013
Executive Vice President and		75,000	-	$3.00	10/26/2011
Chief Creative Officer	(5)	3,750	1,250	$5.20	10/03/2010

James J. Peoples	(6)	1,000	3,000	$3.05	04/10/2013
Chairman, Senior Advisor

(1)	Becomes exercisable with respect to 5,000 shares on each April 10, 2009, 2010 and 2011
(2)	Becomes exercisable with respect to 22,222 shares on January 1, 2009, and 14,669 shares on January 1, 2010
(3)	Became exercisable with respect to 2,500 shares on October 3, 2008
(4)	Becomes exercisable with respect to 2,500 shares on each April 10, 2009, 2010 and 2011
(5)	Became exercisable with respect to 1,250 shares on October 3, 2008
(6)	Becomes exercisable with respect to 1,000 shares on each April 10, 2009, 2010 and 2011

Potential Payments Upon Termination

Brian T. Beckwith, our President and Chief Executive Officer, entered into an employment agreement in 2001, which was amended in July 2004. The agreement, as amended, provides for a term ending in December 2008 with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to December 2009. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. Beckwith ceases to be employed. In consideration for these covenants, Mr. Beckwith will receive on a monthly basis 60% of his monthly salary in effect at the time his employment ceased. If Mr. Beckwith is terminated by the Company without cause, or if Mr. Beckwith resigns for good reason, Mr. Beckwith is entitled to 18 months of severance at his then-current annual salary rate. If we provide Mr. Beckwith notice of nonrenewal, Mr. Beckwith is entitled to 12 months of severance at his then-current annual salary rate. The agreement also provides for, under certain circumstances, our repurchase right and Mr. Beckwith’s put right to the Company with respect to Company stock owned by Mr. Beckwith following termination of his employment which he has acquired upon exercise of stock options and held for at least one year.

Michael L. DeMarco, our Executive Vice President and Chief Financial Officer, entered into an employment agreement in May 2002, which was most recently amended in June 2007. The agreement, as amended, provides for a term ending in May 2008, with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to May 2010. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. DeMarco ceases to be employed by the Company. In consideration for these covenants, Mr. DeMarco will receive on a monthly basis 60% of his monthly salary in effect at the time his employment ceased. If Mr. DeMarco is terminated without cause or resigns for good reason, Mr. DeMarco is entitled to 12 months salary as severance at his then-current annual salary rate.

Diane M. Miller, our Executive Vice President and Chief Creative Officer, entered into an employment agreement in 1990, which was amended and restated in November 2004. The agreement provides for a term ending in November 2007, with automatic renewals thereafter for successive one-year periods unless terminated by either party at least 180 days prior to the end of the contract year. Pursuant to these arrangements, the term of the agreement has been extended to November 2009. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Ms. Miller ceases to be employed. In consideration for these covenants, Ms. Miller will receive on a monthly basis 60% of her monthly salary in effect at the time her employment ceased. If Ms. Miller is terminated without cause or if Ms. Miller resigns for good reason, Ms. Miller is entitled to 12 months of severance at her then-current annual salary rate. We have a right of first refusal with respect to any share transfers of Company stock by Ms. Miller to a competitor.

Mr. Peoples, our Chairman of the Board of Directors and Senior Advisor, entered into an employment agreement in June 2003. The agreement expired in accordance with its terms on July 31, 2008, and Mr. Peoples’ service as an employee of the Company was concluded on that date. Mr. Peoples continues to serve as a director of the Company. The agreement contains non-competition and non-solicitation covenants which will continue in effect for a period ending July 31, 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information provided to the Company as to the beneficial ownership of our Common Stock as of November 7, 2008 by (i) the only stockholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and the Named Executives set forth in the Summary Compensation Table, and (iii) directors and officers as a group.

Beneficial Owner	Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock
Anton J. Christianson (1)(2)	1,982,903	44.3%
NAP & CO – c/o Delaware State Pension Fund (3)	603,151	13.5%
James J. Peoples (1) (4)	572,581	12.9%
Dolphin Offshore Partners, Inc. (5)	361,887	8.1%
Diane M. Miller (1)(4)	333,516	7.4%
Brian T. Beckwith (1)(4)	328,085	6.9%
Michael L. DeMarco (1)	74,500	1.6%
John C. Bergstrom (1)	63,650	1.4%
James P. Dolan (1)	55,834	1.2%
Richard J. Casabonne (1)	34,334	*
G. Thomas Ahern (1)	15,000	*
Directors and officers as a group (9 persons) (1)(2)	3,460,403	68.4%
_____________

* Less than 1%

(1)
Includes shares of Common Stock subject to outstanding stock options exercisable within 60 days as follows: Mr. Christianson, 23,334 shares; Mr. Peoples, 1,000 shares; Ms. Miller, 82,500 shares; Mr. Beckwith, 298,331 shares; Mr. DeMarco, 74,500 shares; Mr. Bergstrom, 23,334 shares; Mr. Dolan, 55,834 shares; Mr. Casabonne, 34,334 shares; Mr. Ahern, 11,000 shares; and all directors and officers as a group, 604,167 shares.

(2)
Mr. Christianson’s ownership includes ownership of 1,813,363 shares owned by School Power Limited Partnership, and 146,206 shares owned by Adam Smith Fund, LLC. The general partners of School Power Limited Partnership are Gordon Stofer and Adam Smith Companies, LLC. Mr. Christianson is the manager of and controls Adam Smith Companies, LLC. The managing member of Adam Smith Fund is Adam Smith Management, LLC. Mr. Christianson is the manager of Adam Smith Management, LLC and has investment power with respect to the securities owned by Adam Smith Fund, LLC. Mr. Christianson and Mr. Stofer share voting and investment powers with respect to the securities owned by School Power Limited Partnership. Adam Smith Companies, LLC, Adam Smith Management, LLC, Mr. Christianson and Mr. Stofer disclaim beneficial ownership of the securities owned by School Power Limited Partnership and Adam Smith Fund, LLC except to the extent of their pecuniary interest in such securities. The address of Mr. Christianson, Mr. Stofer, Adam Smith Fund, LLC and School Power Limited Partnership is 301 Carlson Parkway, Suite #103, Minnetonka, MN 55305.

(3)	The address of the Delaware State Pension Fund is 860 Silver Lake Boulevard, McArdle Building, Suite #1, Dover, Delaware 19904.

(4)	The address of Mr. Peoples, Ms. Miller and Mr. Beckwith is 299 Market Street, Saddle Brook, New Jersey 07663-5316.

(5)
The general partner of Dolphin Direct Equity Partners, L.P. is Dolphin Advisors, LLC, and the managing member of Dolphin Advisors, LLC is Dolphin Management, Inc. Peter E. Salas is the President and sole owner of Dolphin Management, Inc. and exercises voting and investment powers with respect to the securities owned by Dolphin Direct Equity Partners, L.P. Dolphin Advisors, LLC, Dolphin Management, Inc. and Mr. Salas disclaim beneficial ownership of the securities owned by Dolphin Direct Equity Partners, L.P. except to the extent of their pecuniary interest in such securities. The address of Dolphin Direct Equity Partners, L.P. is c/o Dolphin Asset Management Corp., 129 East 17th Street, New York, NY 10003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors, and 10% stockholders were timely complied with, except that the following reports were filed late: a Form 4 by Anton J. Christianson, Gordon Stofer and Adam Smith Companies reporting stock purchases by Adam Smith Fund in June and July 2007, and a Form 4 by the same persons reporting a stock purchase by Adam Smith Fund in January 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, currently comprised of G. Thomas Ahern, John C. Bergstrom, and James P. Dolan, is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director, or director nominee of the Company, or any immediate family member of any such person, has or will have a direct or indirect material interest. In addition, all transactions with related persons that come within the disclosures required by Item 404 of Regulation S-K must also be approved by the Audit Committee. The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

PROPOSAL 2
APPROVAL AND RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP, independent registered public accountants, audited the Company’s consolidated financial statements for the fiscal year ended May 31, 2008. McGladrey & Pullen, LLP has been selected by the Audit Committee as the Company’s auditors for the fiscal year ended May 31, 2009 and stockholder approval of the selection is requested. In the event the selection of McGladrey & Pullen, LLP is not approved by the stockholders, the Board of Directors will make another selection to be effective at the earliest feasible time.

A representative of McGladrey & Pullen, LLP is not expected to be present at the annual meeting.

Vote Required

Stockholder approval of the selection of McGladrey & Pullen, LLP as independent registered public accountants requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE SELECTION OF McGLADREY & PULLEN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Fees Paid to Auditors

In connection with the fiscal years ended May 31, 2008 and May 31, 2007, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)
Audit Fees. Fees for audit services totaled $142,791 and $110,432 in fiscal 2008 and fiscal 2007, respectively, including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q.

(b)
Audit-Related Fees. Fees for audit-related services totaled $2,600 and $7,800 in fiscal 2008 and fiscal 2007, respectively. These services related to responding to technical and accounting questions and the related research, and meetings with management.

(c)	Tax Fees. Fees for tax services, including certain tax compliance assistance, totaled $-0- and $1,650 in fiscal 2008 and fiscal 2007.

(d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP or RSM McGladrey, Inc., not included above, in either fiscal 2008 or fiscal 2007.

The Audit Committee preapproves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. All of the services provided by the independent registered public accounting firm during fiscal 2008 and fiscal 2007, including services related to the Audit-Related Fees and Tax Fees, have been approved by the Audit Committee under its preapproval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees, Tax Fees, and All Other Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company consists of three directors: G. Thomas Ahern, John C. Bergstrom, and James P. Dolan. All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market. The Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

Management is responsible for the Company’s internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent accountants their audit plan, audit scope, and identification of audit risks. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2008 filed with the SEC.

Submitted by the Audit Committee
John C. Bergstrom (Chair), G. Thomas Ahern, and James P. Dolan

PROPOSAL 3
APPROVAL OF THE COMPANY’S 2009 STOCK PLAN

The Company uses stock options to enable the Company and its subsidiaries to retain and attract executives, directors, consultants and key employees who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The Board of Directors has determined that the number of shares available for new stock options under the Company’s 1998 Stock Plan is not sufficient for the Company’s anticipated needs. In addition, the Company’s ability to grant incentive stock options under the 1998 Plan expired on August 31, 2008. On November 13, 2008, to ensure the Company’s continuing ability to grant stock options to employees and directors, the Board of Directors adopted the Peoples Educational Holdings, Inc. 2009 Stock Plan (“2009 Plan”), which is being presented to the stockholders at the annual meeting for approval. A copy of the 2009 Plan is attached to this proxy statement as Appendix A.

Peoples Educational Holdings, Inc. 2009 Stock Plan

Eligibility and Administration

The 2009 Plan provides for the granting of stock options or restricted stock awards to officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company and its subsidiaries. Non-employee directors and selected consultants under contract to the Company are also eligible to be granted awards under the 2009 Plan. The Board has reserved 250,000 shares of common stock for issuance pursuant to the terms of the 2009 Plan.

The 2009 Plan is administered by the Board, or in its discretion, by a committee of not less than two directors. Administration of the 2009 Plan has currently been assigned to the full Compensation Committee of the Board of Directors (the “Committee”), which is appointed by the Board. The term “Board” as used in this section refers to the Company’s Board of Directors or the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 2009 Plan, and adopt rules, regulations, and procedures with respect to the administration of the 2009 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 2009 Plan.

Awards Under the 2009 Plan

The 2009 Plan permits the granting of awards in the form of incentive stock options, nonqualified stock options, and grants of restricted stock. Incentive stock options may be granted only to employees. Nonqualified stock options and restricted stock awards may be granted to non-employee directors and consultants as well as to employees. In the event that stock options or restricted stock awards are granted to members of the Committee, such options or awards must be granted by the Board of Directors.

Stock Options. Under the 2009 Plan, the Board may grant stock options that either qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”), or are “nonqualified stock options.” Stock options may be granted in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 2009 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering common stock of the Company. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee’s lifetime. Eligible persons will not pay any consideration to the Company in order to receive options, but will pay the exercise price upon exercise of an option.

Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. Following a participant’s death or termination of employment by reason of disability, the participant’s stock options may be exercised by the legal representative of the estate or the optionee’s heir, or by the optionee, as applicable, for a period of twelve months or until the expiration of the stated term of the option, whichever is less. If the participant’s employment is terminated by reason of retirement or for any other reason, the participant’s stock options may be exercised for a period of three months or until the expiration of the stated term of the option, whichever is less. In the event of termination of employment by reason of disability or retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a nonqualified stock option.

The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price of any stock option granted under the 2009 Plan may not be less than the fair market value of the common stock on the date the option is granted (or, in the case of an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted).

Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. Restricted stock awards may be granted to the Company’s employees, non-employee directors, and consultants.

Restricted stock granted under the 2009 Plan will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant will have the right to vote the shares of restricted stock and to receive cash dividends. Unless and until any restrictions on the shares shall have lapsed, participants shall have no right to sell, transfer, pledge, or assign restricted stock awarded under the 2009 Plan. Notwithstanding the foregoing, all restrictions with respect to restricted stock will lapse ten (10) business days prior to the occurrence of a dissolution, merger, or other significant corporate change in the Company, as provided in the 2009 Plan. Except as otherwise provided in the award agreement, if the employment of a participant is terminated voluntarily by the participant or for Cause (as defined therein) by the Company, all restricted shares with respect to which restrictions have not lapsed will be forfeited by the participant. The Board may, in its sole discretion, waive such restrictions in the event of a participant’s death, total disability, retirement, or under special circumstances approved by the Board. If employment is terminated for any other reason, all remaining restrictions on the shares shall immediately lapse and complete beneficial ownership of the shares shall vest in the participant or, if applicable, his or her estate.

Amendment. The Board may amend, alter, or discontinue the 2009 Plan at any time in any respect; provided, however, that no such amendment, alteration, or discontinuation may impair the terms and conditions of any outstanding option or award without the consent of the participant.

General Provisions. The Board may, at the time of any grant, provide that the shares received under the 2009 Plan shall be subject to repurchase by the Company in the event of termination of employment of the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for Cause, the amount of consideration paid for the stock. The Board may also, at the time of grant, provide the Company with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

Change in Control

Except as otherwise set forth in a stock option agreement or restricted stock award agreement, in the event of a change in control of the Company, all stock options and restricted stock awards will become vested and all restrictions will lapse, as applicable. The Board may, in order to maintain a grantee’s rights in the event of any change in control, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award.

Transferability

Unless otherwise determined by the Board, awards granted under the 2009 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Adjustments

In the event of a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affecting shares such that the Board determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Plan, the Board will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2009 Plan, the number and type of shares subject to outstanding awards, and the exercise price of outstanding stock options and other awards.

Amendment and Termination

The 2009 Plan will remain in effect for a period ending on November 13, 2018, unless terminated earlier by the Board; provided that any awards granted before the termination of the 2009 Plan may extend beyond that date in accordance with their terms. The Board is permitted to amend the 2009 Plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of The NASDAQ Stock Market.

Federal Income Tax Consequence

Incentive Stock Options. Options granted to employees under the 2009 Plan may be intended to qualify as incentive stock options under Section 422 of the Code. Under present law, the optionee recognizes no taxable income and the Company is not entitled to a deduction at the time an incentive stock option is granted. In addition, an optionee generally will not recognize taxable income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from death or a permanent and total disability). However, the amount by which the fair market value of the shares at the time of exercise exceeds the aggregate exercise price paid will be alternative minimum taxable income for purposes of applying the alternative minimum tax.

If the optionee exercises an incentive stock option and holds the shares acquired upon such exercise for a period ending on the later of two years after grant of the incentive stock option or one year after exercise of the option, any gain recognized upon the sale of the shares will be treated as capital gains. The Company is not entitled to any compensation expense deduction under these circumstances. However, if the applicable holding periods are not satisfied, then the disposition of such shares is treated as a “disqualifying disposition” and any gain recognized upon the disposition of such shares will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent that (i) the fair market value of such stock on the date of exercise, or (ii) the amount recognized on the disposition of the shares, whichever is less, exceeds the option exercise price. The balance of any gain or loss recognized on such a disqualifying disposition will be characterized as a capital gain or loss. The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee as a result of the disqualifying disposition.

Nonqualified Stock Options. Nonqualified stock options granted under the 2009 Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee generally will not recognize any taxable income at the time a nonqualified stock option is granted. Upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price. The amount recognized as ordinary income by the optionee will increase the optionee’s basis in the shares acquired upon the exercise of the nonqualified stock option. The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee upon exercise of the nonqualified stock option. Upon the subsequent sale of shares by the optionee, any resulting gain or loss will generally be characterized as long-term or short-term capital gain or loss, depending upon the optionee’s holding period for such shares.

Restricted Stock. The grant of restricted stock should not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a “substantial risk of forfeiture” as intended by the Company. A participant who receives an award of restricted stock will recognize ordinary compensation income when the restrictions on such shares lapse, in an amount equal to the excess of the fair market value of such shares at the time the restrictions lapse over the amount, if any, paid for the shares. The Company is normally entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by a participant with respect to shares awarded pursuant to the 2009 Plan.

If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of such transfer in an amount equal to the excess of the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over the amount, if any, paid for such shares.

Performance-Based Compensation

Awards (other than stock options) granted under the plan are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and will be based on one or more of the following objective performance measures:

•	net income or loss (either in the aggregate or on a per share basis);
•	operating profit;
•	EBITDA or adjusted EBITDA;
•	cash flow provided by operations (either in the aggregate or on a per share basis), or growth or rate of growth in cash flow;
•	free cash flow (either in the aggregate or on a per share basis);
•	gross revenues;

•	reductions in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more business units;
•	operating and maintenance cost management and employee productivity;
•	stockholder returns (including return on assets, investments, equity, or gross sales);
•	growth or rate of growth in return measures;
•	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);
•	net economic value, or economic value added;
•	aggregate product unit and pricing targets;
•
strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of business or operational goals such as market share and/or business development;
•	achievement of diversity objectives;
•	results of customer satisfaction surveys; or
•	debt ratings, debt leverage and debt service.

New Plan Benefits

As described above, the Board in its discretion will select the participants who will receive awards under the 2009 Plan and will determine the size and types of those awards, if the 2009 Plan is approved by stockholders. At this time, no determination has been made as to the awards that will be made to particular individuals or groups under the 2009 Plan.

Vote Required

Stockholder approval of the 2009 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PEOPLES EDUCATIONAL HOLDINGS, INC. 2009 STOCK PLAN.

STOCKHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission (“SEC”) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company’s Annual Meeting in fiscal 2010 must be received by the Company no later than August 3, 2009 to be included in the proxy statement and form of proxy for that meeting. The Company’s proxy for the Annual Meeting in fiscal 2010 may confer on the proxy holder discretionary authority to vote on any stockholder proposals that are intended to be presented at the Company’s Annual Meeting in fiscal 2010 that are received after October 17, 2009.

METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees, and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

A copy of the Company’s 2008 Annual Report to Stockholders is being mailed to you with this proxy statement. The Annual Report includes, among other things, the consolidated balance sheet of the Company as of May 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended May 31, 2008 and 2007. If you desire an additional copy of the Annual Report or a copy of our Annual Report on Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to the Chief Financial Officer, Peoples Educational Holdings, Inc., 299 Market Street, Saddle Brook, NJ 07663. You may also access a copy of our Form 10-K on the SEC’s Web site at www.sec.gov.

By Order of the Board of Directors,

John C. Bergstrom
Secretary

Saddle Brook, New Jersey
December 1, 2008

APPENDIX A

PEOPLES EDUCATIONAL HOLDINGS, INC.
2009 STOCK PLAN

SECTION 1. General Purpose of Plan; Definitions.

The name of this plan is the Peoples Educational Holdings, Inc. 2009 Stock Plan (the “Plan”). The purpose of the Plan is to enable Peoples Educational Holdings, Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other key employees, consultants and directors who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

a.	“Board” means the Board of Directors of the Company.

b.
“Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

c.	“Code” means the Internal Revenue Code of 1986, as amended.

d.
“Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

e.	“Company” means Peoples Educational Holdings, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

f.	“Disability” means permanent and total disability as determined by the Committee.

g.	“Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

h.
“Fair Market Value” means the value of the Stock on a given date as determined by the Committee in accordance with applicable provisions of Section 409A and Section 422 of the Code and any applicable Treasury Department regulations.

i.	“Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

j.	“Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act, as amended, or any successor rule.

k.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

l.	“Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

m.
“Outside Director” means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

n.
“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

o.	“Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 6 below.

p.	“Retirement” means Normal Retirement or Early Retirement.

q.	“Stock” means the Common Stock, $.02 par value per share, of the Company.

r.	“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

s.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. Administration.

The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board consisting of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors and who shall serve at the pleasure of the Board. The Committee may be a subcommittee of the Compensation Committee of the Board. The Committee may authorize one or more officers of the Company to select employees who are not officers of the Company to be recipients of Stock Options or Restricted Stock under the Plan and to grant awards to such persons, including authority to determine the number of shares to be covered by each such award and the other terms of such awards as set forth below.

The Committee shall have the power and authority to grant to eligible employees, consultants and directors pursuant to the terms of the Plan: (a) Stock Options and (b) Restricted Stock.

In particular, the Committee shall have the authority:

(i) to select the officers, other key employees, consultants and directors of the Company and its Subsidiaries to whom Stock Options and/or Restricted Stock awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

(iii) to determine the number of shares to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

(v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares.

If any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan, and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. Eligibility.

Officers, other key employees, consultants and members of the Board of the Company and Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options or Restricted Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

Notwithstanding the foregoing, no person shall receive grants of Stock Options and Restricted Stock awards under this Plan which exceed 100,000 shares during any fiscal year of the Company.

SECTION 5. Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under a Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option shall become exercisable only in installments, the Committee may waive such installment exercisability provisions at any time, provided, however, that unless the Stock Option has been approved by the Board, the Committee or the shareholders of the Company, a Stock Option to a director, officer or a 10% shareholder of the Company or its Subsidiaries shall not be exercisable for a period of six (6) months after the date of the grant. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercisability or vesting provisions, for a period specified by the Board, but not to exceed sixty (60) days nor be less than seven (7) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that in the event payment is made in the form of shares of Restricted Stock, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock award tendered as payment by the optionee. If the terms of an option so permit, or the Committee, in its sole discretion, so permits, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee generally shall have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

(e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Termination by Death. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

(g) Termination by Reason of Disability. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after twelve months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three months (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee, if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option’s term.

(j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 6. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine officers, other key employees, consultants and directors of the Company and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

In the event that Restricted Stock awards are granted to members of the Committee, such awards shall be granted by the Board.

(b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

(i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Peoples Educational Holdings, Inc. (the “Company”) 2009 Stock Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the executive offices of the Company.”

(ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(ii) Except as provided in paragraph (c)(i) of this Section 6, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 10). Certificates for shares of Unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall thereupon be forfeited by the participant.

(iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

(v) All restrictions with respect to any participant’s shares of Restricted Stock shall lapse or be deemed to have lapsed or been terminated on the tenth (10th) business day prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

SECTION 7. Transfer, Leave of Absence, etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

(b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

(c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

SECTION 8. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option or Restricted Stock award theretofore granted, without the optionee’s or participant’s consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

SECTION 9. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 10. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Subject to paragraph (d) below, recipients of Restricted Stock awards under the Plan (not including Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

(c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(e) At the time of grant, the Committee may provide in connection with any grant or award made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

(f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if the Committee (or the Company’s chief executive or chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

SECTION 11. Effective Date of Plan; Term of Plan.

The Plan was adopted by the Board and became effective on November 13, 2008, and shall be subject to approval by the stockholders of the Company. The Plan shall terminate automatically ten (10) years after the Effective Date and may be discontinued or terminated earlier as provided in Section 8.

PROXY

Peoples Educational Holdings, Inc.
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Stockholders to Be Held on January 8, 2009

The undersigned hereby appoints John C. Bergstrom and Anton J. Christianson, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Common Stock of Peoples Educational Holdings, Inc. of record in the name of the undersigned at the close of business on November 7, 2008 at the Annual Meeting of Stockholders to be held on January 8, 2009 at 9:00 a.m. Eastern Standard Time, or any adjournment or adjournments, hereby revoking all former proxies.

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the		to vote for all nominees
	contrary below)		listed below

G. Thomas Ahern	John C. Bergstrom	Anton J. Christianson	Diane M. Miller
Brian T. Beckwith	Richard J. Casabonne	James P. Dolan	James J. Peoples

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee’s name in the list above.)

2.	PROPOSAL TO APPROVE AND RATIFY THE SELECTION OF McGLADREY & PULLEN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL TO APPROVE THE COMPANY’S 2009 STOCK PLAN:

☐	FOR	☐	AGAINST	☐	ABSTAIN

The shares represented by this proxy will be voted on proposals 1, 2 and 3 in accordance with the specifications made above, and “FOR” such proposals if there is no specification. In their discretion, the proxies are authorized to vote upon any other matters coming before the Annual Meeting.

Dated: ____________________________, 200___

Signature

Signature if held jointly

Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.